Exhibit 5.2

Opinion of K&L Gates LLP

April 2, 2012

MFA Financial, Inc.

350 Park Avenue, 20th Floor

New York, New York 10022

Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to MFA Financial, Inc., a Maryland corporation (the “Company”), in connection with the Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statement on Form S-3, file number 333-170097 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Post-Effective Amendment relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following additional classes of securities of the Company: (i) debt securities (the “Debt Securities”) in one or more series; (ii) warrants to purchase Debt Securities (the “Debt Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (a “Warrant Agent” or “Warrant Agents”); (iii) rights (the “Rights”) to purchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), warrants to purchase Common Stock, Preferred Stock, depositary shares representing shares of Preferred Stock (the “Depositary Shares”) or Debt Securities (the “Warrants”), Debt Securities or Units, pursuant to one or more rights agreements (each, a “Rights Agreement”) proposed to be entered into between the Company and rights agents to be named therein (a “Rights Agent” or “Rights Agents”); and (iv) units comprised of two or more of shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants, Debt Securities and Rights (the “Units”). Any Debt Securities are to be issued pursuant to the Indenture proposed to be entered into between the Company and the trustee named therein (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement (together with any related supplement thereto, the “Indenture”). The Debt Securities, the Debt Warrants, the Rights and the Units are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)        the Registration Statement;

(ii)       the Post-Effective Amendment relating to the Offered Securities;

MFA Financial, Inc.

April 2, 2012

(iii)       the Amended and Restated Articles of Incorporation of the Company, as further amended and supplemented, as certified by the Secretary of the Company (the “Charter”);

(iv)       the Amended and Restated Bylaws of the Company, as currently in effect, and as certified by the Secretary of the Company (the “Bylaws”);

(v)        the Indenture and the form of note included therein; and

(vi)       the corporate actions (including appropriate resolutions of the board of directors of the Company (the “Board”)) of the Company that provide for, among other things, the adoption and subsequent amendment of the Registration Statement, including the Post-Effective Amendment.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of corporate records of the Company, and certificates of public officials and of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that the Indenture and any supplemental indenture, officers’ certificates or Board resolutions pursuant to the Indenture establishing the terms of any Debt Securities, will be duly authorized, executed and delivered by the Company and that any Debt Securities that may be issued pursuant to the Indenture will be authenticated by the Trustee. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indenture and any supplemental indenture to be entered into in connection with the issuance of the Debt Securities, any Warrant Agreement to be entered into in connection with the issuance of Debt Warrants, any Rights Agreement to be entered into in connection with the issuance of Rights, and the Offered Securities, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

MFA Financial, Inc.

April 2, 2012

Our opinions set forth herein are limited to the Maryland General Corporation Law, including the applicable provisions of the Maryland Constitution and reported judicial decisions interpreting those laws and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Post-Effective Amendment (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.        With respect to any series of Debt Securities offered by the Company, when (i) the Post-Effective Amendment (including all necessary additional post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Debt Securities and related matters; (v) the Indenture and any supplemental indenture, officers’ certificate or Board resolution in respect of such Debt Securities has been duly authorized, executed and delivered by each party thereto; (vi) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture, officers’ certificate or Board resolution to be entered into or adopted in connection with the issuance of such Debt Securities so as not to violate any applicable law, the Company’s Charter or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture, officers’ certificate or Board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Warrants, Debt Securities, Rights or Units), when issued and sold in accordance with the Indenture and any supplemental indenture, officers’ certificate or Board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

MFA Financial, Inc.

April 2, 2012

2.        With respect to any Debt Warrants offered by the Company, when (i) the Post-Effective Amendment (including all necessary additional post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Debt Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Debt Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Debt Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committees appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance and terms of the Debt Warrants and the Debt Securities into which the Debt Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Debt Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Debt Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Charter or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vii) the Debt Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Debt Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

MFA Financial, Inc.

April 2, 2012

3.        With respect to any Rights offered by the Company, when (i) the Post-Effective Amendment (including all necessary additional post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Rights has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Rights are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committees appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance and terms of the Rights and the Offered Securities of the Company into which the Rights are exercisable, the consideration to be received therefor and related matters; (v) a Rights Agreement relating to the Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement so as not to violate any applicable law, the Charter or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Rights Agent (if any); and (vii) the Rights have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Rights Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Rights, when issued and sold in accordance with the applicable Rights Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

4.        With respect to any Units offered by the Company, when (i) the Post-Effective Amendment (including all necessary additional post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committees appointed thereby, and appropriate officers of the Company, have taken all necessary corporate action to approve the issuance and terms of the Units and the related shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants, Debt Securities and Rights, including the adoption of Articles Supplementary for any such related shares of Preferred Stock in the form required by applicable law, the consideration to be received therefor and related matters; (v) such Articles Supplementary have been duly filed with the Maryland Department of Assessments and Taxation, if applicable; (vi) the applicable Rights Agreement, Warrant Agreement, Indenture or supplemental indenture has been duly executed and delivered; and (vii) the terms of the Units and of their issuance and sale have been duly established in conformity with the Charter and Bylaws so as not to violate any applicable law, the Charter or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ix) when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement and delivered upon payment of the agreed-upon consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable, provided that the per Unit consideration therefore is not less than aggregate par value of the Common Stock and Preferred Stock that form a part of such Unit, if any.

MFA Financial, Inc.

April 2, 2012

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

/s/ K&L Gates LLP